Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Leslie Moore	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5025	(650) 846-5747
lmoore@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE REPORTS FOURTH QUARTER AND

FISCAL YEAR 2012 FINANCIAL RESULTS

Full Year Revenue Exceeds $1 Billion for the First Time;

Non-GAAP EPS of $1.15

PALO ALTO, Calif., December 20, 2012 – TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its fourth quarter and fiscal year, which ended on November 30, 2012.

Total revenue for the fourth quarter of fiscal 2012 was $296.5 million and net income was $48.8 million, or $0.29 per diluted share. This compares to total revenue of $289.5 million and net income of $51.9 million, or $0.30 per diluted share, as reported for the fourth quarter of fiscal 2011.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2012 was $70.7 million or $0.42 per diluted share, compared with $72.2 million or $0.42 per diluted share for the fourth quarter of fiscal 2011. Non-GAAP operating income for the fourth quarter of fiscal 2012 was $98.2 million, resulting in a non-GAAP operating margin of 33%. This compares to non-GAAP operating income of $99.8 million, or a 34% non-GAAP operating margin in the fourth quarter of fiscal 2011. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses and restructuring activities and assumes a non-GAAP effective tax rate of 26% for fiscal 2012 and 28% for fiscal 2011.

“Despite weakness in our Americas infrastructure business in Q4, TIBCO delivered another record year of revenue and profitability in 2012,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “As we enter 2013, we are confident about our market position and see many avenues of growth for our business. The world continues to accelerate its shift towards operating in real-time, requiring companies to find more and better ways to integrate their businesses and understand the information and events that drive performance. This trend continues to create demand for our event-driven platform. Our focus in the new year is on investing for innovation and growth, delivering extreme value to our customers, and executing with consistency.”

Fourth Quarter Fiscal 2012 Highlights

•	Total revenue of $296.5 million;

•	License revenue of $136.3 million;

•	Non-GAAP operating margin of 33%;

•	Non-GAAP EPS of $0.42;

•	Cash flow from operations of $72.0 million;

•	Strong mix of business across major industries including Financial Services, Energy, Telecommunications, Life Sciences, Manufacturing, and Retail; and

•	TIBCO closed 195 deals over $100k and had 25 deals over $1 million.

Full Year Fiscal 2012 Highlights

•	Record total revenue of $1,024.6 million;

•	License revenue of $410.3 million;

•	Non-GAAP operating margin of 27%;

•	Record non-GAAP EPS of $1.15, vs. $1.01 for fiscal 2011;

•	Cash flow from operations of $237.4 million; and

•	Repurchased 7.6 million shares.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its fourth quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on January 20, 2013 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The pass code for both the call and the replay is 77950749.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantage® – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, two-second advantage, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for fourth quarter of fiscal year 2012 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding future avenues of growth for TIBCO’s business, growing demand for TIBCO’s event-driven platform, TIBCO’s ability to invest in innovation and growth, TIBCO’s ability to deliver extreme value to customers, and TIBCO’s ability to execute with consistency, are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks arising from adverse changes and uncertainty in domestic and global economies, TIBCO’s ability to develop products that address changing market demands, the impact of competition from alternative business models and new product introductions, TIBCO’s ability to offer differentiated products that capitalize on current technology trends, the impact of competition from companies that are larger or have greater resources than TIBCO, and TIBCO’s ability to execute on its strategy. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 2, 2012. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	November 30,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$727,309	$308,148
Short-term investments	34,411	225
Accounts receivable, net	234,100	196,419
Prepaid expenses and other current assets	61,174	61,864

Total current assets	1,056,994	566,656
Property and equipment, net	98,474	89,871
Goodwill	532,290	451,821
Acquired intangible assets, net	123,261	97,258
Long-term deferred income tax assets	64,549	78,656
Other assets	71,340	48,676

Total assets	$1,946,908	$1,332,938

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$22,809	$25,802
Accrued liabilities	133,596	129,168
Accrued restructuring costs	893	6,792
Deferred revenue	263,476	210,234
Current portion of long-term debt	35,711	2,397

Total current liabilities	456,485	374,393
Accrued restructuring costs, less current portion	643	1,050
Long-term deferred revenue	25,543	14,876
Long-term deferred income tax liabilities	3,208	4,540
Long-term income tax liabilities	26,263	20,772
Other long-term liabilities	4,015	2,445
Long-term debt, less current portion	—	65,711
Convertible debt	524,466	—

Total long-term liabilities	584,138	109,394

Total liabilities	1,040,623	483,787

Total equity	906,285	849,151

Total liabilities and equity	$1,946,908	$1,332,938

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,		Year Ended November 30,
	2012	2011	2012	2011
Revenue:
License	$136,307	$134,706	$410,306	$377,618
Service and maintenance	160,220	154,805	614,307	542,628

Total revenue	296,527	289,511	1,024,613	920,246

Cost of revenue:
License	11,554	9,743	41,363	35,309
Service and maintenance	64,035	59,604	241,452	212,066

Total cost of revenue	75,589	69,347	282,815	247,375

Gross profit	220,938	220,164	741,798	672,871

Operating expenses:
Research and development	39,255	38,271	154,535	143,173
Sales and marketing	85,557	81,752	317,001	285,366
General and administrative	17,960	16,330	70,868	59,990
Amortization of acquired intangible assets	4,813	4,596	19,654	19,149
Acquisition related and other	502	154	2,672	1,840
Restructuring adjustment	(201)	8,816	(648)	8,926

Total operating expenses	147,886	149,919	564,082	518,444

Income from operations	73,052	70,245	177,716	154,427
Interest income	267	198	1,109	1,374
Interest expense	(8,823)	(1,083)	(23,396)	(4,020)
Other income (expense), net	(357)	83	(115)	(1,846)

Income before provision for income taxes and noncontrolling interest	64,139	69,443	155,314	149,935
Provision for income taxes	15,300	17,504	33,200	37,300

Net income	48,839	51,939	122,114	112,635
Less: Net income attributable to noncontrolling interest	51	61	107	229

Net income attributable to TIBCO Software Inc.	$48,788	$51,878	$122,007	$112,406

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.30	$0.32	$0.76	$0.70

Diluted	$0.29	$0.30	$0.72	$0.65

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	160,115	161,586	160,330	161,469

Diluted	169,284	171,978	169,698	173,272

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended November 30,
	2012	2011
Cash flows from operating activities:
Net income	$122,114	$112,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	14,931	13,145
Amortization of acquired intangible assets	35,553	34,661
Amortization of debt discount and transaction costs	11,465	772
Stock-based compensation	61,146	48,867
Deferred income tax	(20,351)	1,266
Tax benefits related to stock benefit plans	24,561	8,552
Excess tax benefits from stock-based compensation	(30,311)	(41,950)
Other non-cash adjustments, net	1,486	476
Changes in assets and liabilities:
Accounts receivable	(37,171)	(3,312)
Prepaid expenses and other assets	(1,880)	4,859
Accounts payable	(3,036)	501
Accrued liabilities and restructuring costs	(1,542)	7,015
Deferred revenue	60,395	20,563

Net cash provided by operating activities	237,360	208,050

Cash flows from investing activities:
Purchases of short-term investments	(41,409)	(76)
Maturities and sales of short-term investments	7,229	1,451
Acquisitions, net of cash acquired	(132,209)	(63,610)
Purchases of property and equipment	(23,723)	(13,971)
Restricted cash pledged as security	(1,169)	(3,234)
Other investing activities, net	326	—

Net cash used in investing activities	(190,955)	(79,440)

Cash flows from financing activities:
Proceeds from issuance of convertible debt, net	584,450	—
Proceeds from revolving credit facility, net	116,648	30,000
Principal payments on debt	(152,397)	(2,269)
Proceeds from issuance of common stock	33,417	80,610
Repurchases of the Company’s common stock	(220,265)	(194,059)
Withholding taxes related to restricted stock net share settlement	(18,212)	(17,922)
Excess tax benefits from stock-based compensation	30,311	41,950

Net cash provided by (used in) financing activities	373,952	(61,690)

Effect of foreign exchange rate changes on cash and cash equivalents	(1,196)	(2,761)

Net change in cash and cash equivalents	419,161	64,159
Cash and cash equivalents at beginning of period	308,148	243,989

Cash and cash equivalents at end of period	$727,309	$308,148

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non- cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO incurs acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO incurs restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Non-Cash Interest Expense Related to Convertible Debt

TIBCO is required to recognize non-cash interest expense related to its 2.25% convertible senior notes issued in April 2012 as an imputed interest expense. Management excludes this incremental non-cash interest expense for purposes of calculating non-GAAP net income and non-GAAP net income per share. Under the relevant accounting guidance, TIBCO is required to separate the conversion option as an equity component from the debt and account for the debt in a manner that reflects TIBCO’s non-convertible debt borrowing rate. This results in the debt component of the convertible notes being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. TIBCO believes that excluding this expense from its non-GAAP measures is useful to investors because this incremental interest expense does not represent a cash outflow for the company and is not meaningful in evaluating current versus past business results. Finally, TIBCO believes that non-GAAP measures of profitability that exclude non-cash interest accretion expense are widely used by analysts and investors.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,				Year Ended November 30,
	2012		2011		2012		2011
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$73,052	$48,788	$70,245	$51,878	$177,716	$122,007	$154,427	$112,406
Amortization of intangible assets - cost of revenue	4,021	4,021	3,277	3,277	15,899	15,899	15,512	15,512
Amortization of intangible assets - operating expense	4,813	4,813	4,596	4,596	19,654	19,654	19,149	19,149
Stock-based compensation - cost of revenue	1,431	1,431	1,167	1,167	5,142	5,142	4,715	4,715
Stock-based compensation - R&D expense	3,887	3,887	2,856	2,856	15,131	15,131	11,441	11,441
Stock-based compensation - S&M expense	5,844	5,844	4,350	4,350	21,211	21,211	17,206	17,206
Stock-based compensation - G&A expense	4,854	4,854	4,308	4,308	19,662	19,662	15,505	15,505
Acquisition related and other	502	502	154	154	2,672	2,672	1,840	1,840
Non-cash interest expense related to convertible debt	—	3,751	—	—	—	9,032	—	—
Restructuring adjustment	(201)	(201)	8,816	8,816	(648)	(648)	8,926	8,926
Income tax adjustment for non-GAAP	—	(7,030)	—	(9,217)	—	(35,037)	—	(31,431)

Non-GAAP	$98,203	$70,660	$99,769	$72,185	$276,439	$194,725	$248,721	$175,269

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.29		$0.30		$0.72		$0.65

Non-GAAP		$0.42		$0.42		$1.15		$1.01

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		169,284		171,978		169,698		173,272